Exhibit 4.10

THIS CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. THIS NOTE AND SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, RENOUNCED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

T1VISIONS, INC.

CONVERTIBLE PROMISSORY NOTE

$	March 31, 2015
Charlotte, NC

T1 Visions, Inc., a Delaware corporation (the “Company”) promises to pay to xxxxxxxxx (the “Lender”), or its registered assigns, in lawful money of the United States of America the principal sum of $            or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to 12% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. Unless earlier converted into shares of Series B Preferred (as defined below) pursuant to the terms of this Note, the principal and accrued interest shall be due and payable by Borrower on demand by Lender at any time. In the event Lender demands payment under this Note, the Company shall repay all outstanding principal and accrued interest over two years in twenty-four equal monthly payments. The outstanding principal balance shall continue to accrue interest during such repayment period and all such interest shall be amortized over the 24 month period.

1.	Interest. Accrued interest on this Note shall be payable as set forth above.

2.	Payment. Payment of principal, together with accrued interest, may not be made without the consent of the Lender at any time prior to the date six months and one day following the achievement of the Note Conversion Milestones (as defined below). The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

3.	Security. This Note is a general unsecured obligation of the Company.

4.	Priority. This Note shall rank senior to all indebtedness except for all indebtedness of the Company arising under that certain Line of Credit (as amended and restated or modified from time to time (each a “Senior Agreement”) between the Company and First Citizens Bank or between the Company and Smith and Stone, LLC (each a “Senior Creditor”), whether existing on the date hereof or hereafter arising (the “Senior Debt”). This Note is subordinated in right of payment to all indebtedness of the Company arising under the Senior Agreement. The Company hereby agrees, and by accepting this Note the Lender hereby acknowledges and agrees, that so long as any Senior Debt remains outstanding, (i) upon notice from Senior Creditor to the Company and the Lender that an Event of Default, or any event which the giving of notice or the passage of time or both would constitute an Event of Default, has occurred under the terms of the Senior Agreement (a “Default Notice”), the Company shall not make, and the Lender shall not receive or retain, any payment made under this Note and, (ii) if any payment is made in violation of this paragraph, the Lender shall promptly deliver the same to Senior Creditor in the form received, with any endorsement or assignment necessary for the transfer of such payment from the Lender to Senior Creditor, to be either (in Senior Creditor’s sole discretion) held as cash collateral securing the Senior Debt or applied in reduction of the Senior Debt and, until so delivered, the Lender shall hold such payment in trust as the property of Senior Creditor. Nothing in this paragraph shall preclude or prohibit the Lender from receiving and retaining any payment hereunder unless and until the Lender has received a Default Notice (which shall be effective until waived in writing by the Senior Creditor) or from converting this Note or any amounts due hereunder into shares of Series B Preferred of the Company.

5.	Conversion of the Note. The Note shall be convertible according to the following terms:

(a) Optional Conversion. At any time prior to the date six months following the achievement of two consecutive quarters of positive EBITDA, (the Note Conversion Milestone), the principal and unpaid accrued interest of this Note may be converted, at the option of the Lender, in whole or in part, into shares of the Company’s Series B Preferred Stock. The number of such shares to be issued upon such conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest due on a Note on the date of conversion by $84.40 per share (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like).

(b) Mechanics of Conversion. Before the Lender shall be entitled to convert the same into Series B Preferred, the Lender shall give written notice to the Company of the election to convert this Note into Series B Preferred. The Company shall not be required to issue or deliver the Series B Preferred until the Lender has surrendered the Note to the Company.

(c) Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Lender upon the conversion of this Note, the Company shall pay to the Lender an amount equal to the product obtained by multiplying the conversion price by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of any amounts specified in this Section 5(d), the Company shall be forever released from all its obligations and liabilities under this Note.

6.	Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Lender that:

(a) Due Incorporation, Good Standing, Corporate Power and Qualification. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operations of the Company (a “Material Adverse Effect”).

(b) Authorization. Except for the authorization and issuance of the shares issuable in connection with the Next Equity Financing, all corporate action has been taken on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note. Except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Note, the valid and enforceable obligations they purport to be.

(c) Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Certificate of Incorporation or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, the violation of which would have a Material Adverse Effect, or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect.

(d) Valid Issuance of Capital Stock. The Series B Preferred to be issued, sold and delivered upon conversion of this Note will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Lender in the Note, will be issued in compliance with all applicable federal and state securities laws.

7.	Representations and Warranties of the Lender. In connection with the transactions provided for herein, the Lender hereby represents and warrants to the Company that:

(a) Authorization. This Note constitutes the Lender’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to availability of specific performance, injunctive relief or other equitable remedies.

(b) Purchase Entirely for Own Account. The Lender acknowledges that this Note is issued to the Lender in reliance upon the Lender’s representation to the Company that the Note will be acquired for investment for the Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Note, the Lender further represents that the Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to this Note.

(c) Disclosure of Information. The Lender acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire this Note. The Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Note.

(d) Investment Experience. The Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Note. If other than an individual, the Lender also represents it has not been organized solely for the purpose of acquiring this Note.

(e) Accredited Investor. The Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

(f) Restricted Securities. The Lender understands that this Note is characterized as a “restricted security” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, each Lender represents that it is familiar with Rule 144 as promulgated by the SEC under the Securities Act, as presently in effect and understands the resale limitations imposed thereby and by the Securities Act.

(g) Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth above, the Lender further acknowledges and agrees that this Note and the Series B Preferred issuable upon conversion hereof are subject to the provisions of the Company’s Bylaws, including without limitation, all restrictions on transfer and rights of first refusal described in the Bylaws. The Lender may inspect the Bylaws at the Company’s principal office.

8.	Defaults and Remedies.

(a) Events of Default. The following events shall be considered Events of Default with respect to this Note:

(i) The Company shall default in the payment of any part of the principal or unpaid accrued interest on the Note for more than 30 days after the same shall become due and payable, whether during the 24 month repayment period or by acceleration or otherwise;

(ii) The Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Company in any such proceeding,

(c) Entire Agreement; Governing Law. This Note and the other documents delivered pursuant hereto constitutes the entire agreement between the Company and the Lender with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the Company and the Lender with respect to the subject matter hereof. This Note shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware, as to matters within the scope thereof, and the internal laws of the State of North Carolina (without reference to conflict of law provisions), as to all other matters

(d) Notices. Unless otherwise provided herein, all notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to (i) in the case ofthe Company, at 10430 Harris Oaks Boulevard, Suite F, Charlotte, NC 28269 with a required copy to Homesley & Wingo Law Group, PLLC, Attn: Clifton W. Homesley, 330 South Main Street, Mooresville, North Carolina 28115 or (ii) in the case of the Lender, at the address set forth on the signature page hereto.

(e) No Rights or Liabilities as a Stockholder. This Note does not by itself entitle the Lender to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Lender, shall cause the Lender to be a stockholder of the Company for any purpose.

(f) Finder’s Fee. Each party represents that, except for the Company’s obligations pursuant to its current agreement with Scale Financing LLC, it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Lender agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which Lender or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless Lender from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(g) Officers and Directors not Liable. In no event shall any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

(h) Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(i) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Note.

(j) Acknowledgement. In order to avoid doubt, it is acknowledged that the Lender shall be entitled to the benefit of all adjustments in the number of shares of Common Stock of the Company issuable upon conversion of the Preferred Stock of the Company which occur prior to or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company, or of all of any substantial part of the properties of the Company, or the Company or its respective directors or majority stockholders shall take any action looking to the dissolution or liquidation of the Company;

(iii) Within 30 days after the commencement of any proceeding against the Company seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed or, within 30 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

(iv) The Company shall fail to observe or perform any other obligation to be observed or performed by it under this Note, or any other agreement with the Lender, within 30 days after written notice from the Lender to perform or observe the obligation.

(b) Remedies. Upon the occurrence of an Event of Default under Section 8(a) hereof, at the option and upon the declaration of the Lender, the entire unpaid principal and accrued and unpaid interest on this Note shall, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and the Lender may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under this Note and exercise any and all other remedies granted to it at law, in equity or otherwise.

9.	Affirmative Covenants.

(a) The Company covenants and agrees that it shall not (i) incur, or commit itself to incur, any secured indebtedness other than the Senior Debt or (ii) increase the amount of the Senior Debt without Lender’s consent. The Company further covenants and agrees that it shall take all actions necessary in order for this Note to continue to rank senior to all indebtedness of the Company, whenever incurred, except for the Senior Debt.

10.	Miscellaneous.

(a) Amendments and Waivers. Any provision of this Note may be amended or may be waived (either generally or in a particular instance, and either retroactively or prospectively) only by the agreement of the Company and the Lender or its registered assigns; and the observance of any provision of this Note that is for the benefit of the Lender may be waived, and any consent, approval, or other action to be given or taken by the Lender pursuant to the Note may be given or taken only by the consent of the Lender or its registered assigns.

(b) Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note.

The Company has caused this Convertible Promissory Note to be issued as of the date first written above.

TlVISIONS, INC.

xxxxxxxxxxxxxxxxxxxxxx

ACKNOWLEDGED AND AGREED: LENDER
xxxxxxxxxxxxxxxx
By:	xxxxxxxxxxxxxxxx
Name:	xxxxxxxxxxxxxxxx
Title:	xxxx

T1Visions, Inc.

Convertible Promissory Note

- Signature Page -

the conversion of the Note, including, without limitation, any increase in the number of shares of Common Stock issuable upon conversion as a result of a dilutive issuance of capital stock.

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